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                                                                   EXHIBIT 10.14

                            INSIGHT ENTERPRISES, INC.

                   1999 BROAD BASED EMPLOYEE STOCK OPTION PLAN


ARTICLE 1   PURPOSE



1.1 GENERAL. The purpose of the Insight Enterprises, Inc. 1999 Broad Based Employee Stock Option Plan (the "Plan") is to promote the success, and enhance the value, of Insight Enterprises, Inc. (the "Company") by linking the personal interests of its employees to those of Company shareholders and by providing its employees with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is dependent. Accordingly, the Plan permits the grant of stock option awards from time to time to employees.


ARTICLE 2   EFFECTIVE DATE


2.1 EFFECTIVE DATE. The Plan is effective as of September 28, 1999 (the "Effective Date").


ARTICLE 3   DEFINITIONS AND CONSTRUCTION.


3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:


      (a)   "Board" means the Board of Directors of the Company.

      (b) "Change of Control" means and includes each of the following (except as otherwise provided in an Option Agreement):

            (1) When the individuals who, at the beginning of any period of two years or less, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period;

            (2) A change of control of the Company through a transaction or series of transactions, such that any person (as that term is used in Section 13 and 14(d)(2) of the 1934 Act), excluding affiliates of the Company as of the Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934 Act) directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

            (3) Any consolidation or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the shares of Stock immediately before the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

            (4) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

            (5) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) of which the Company is a member.

      (c) "Code" means the Internal Revenue Code of 1986, as amended.

      (d) "Committee" means the committee of the Board described in Article 4.

      (e) "Disability" means any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

      (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (g) "Fair Market Value" means, as of any given date, the fair market value of Stock or other property on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the NASDAQ National Market System (or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported.

      (h) "Officer" means any employee of the Company or a Subsidiary holding the title of Vice President or higher or any other person designated by the Board as an officer of the Company or a Subsidiary.

      (i) "Option" means an option to purchase Stock that is not intended to be an "incentive stock option" under Section 422 of the Code and that is granted to a Participant under Article 7.

      (j) "Option Agreement" means any written agreement, contract, or other instrument or document evidencing an Option.



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      (k) "Participant" means a person who, as an employee of the Company or any
Subsidiary, has been granted an Option under the Plan.

      (l) "Plan" means the Insight Enterprises, Inc. 1999 Broad Based Employee Stock Option Plan, as amended from time to time.

      (m) "Retirement" means a Participant's termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing, or other retirement program sponsored by the Company.

      (n) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 9.

      (o) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.


ARTICLE 4   ADMINISTRATION


4.1 COMMITTEE. The Plan shall be administered by a Committee that is appointed by, and shall serve at the discretion of, the Board; provided, however, that the Chief Executive Officer of the Company shall have the authority to grant Options to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934 and to those individuals who are subject to Section 16 (other than the three highest ranking executives of the Company), provided that any grant to a
Section 16 insider shall not become exercisable for at least six months from the date of grant. When the Chief Executive Officer is acting to grant Options under this Plan, solely for purposes of this Plan, the Chief Executive Officer shall be deemed to be acting as the Committee.


4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.


4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

      (a)   Designate Participants to receive Options;

      (b) Determine the number of Options to be granted and the number of shares of Stock to which an Option will relate;

      (c) Determine the terms and conditions of any Option granted under the Plan, including but not limited to the purchase price (if any), any restrictions or limitations on the Option, any schedule for vesting or the lapse of forfeiture restrictions of an Option, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

      (d) Determine whether, to what extent, and under what circumstances an Option may be settled in, or the purchase price of an Option may be paid in, cash, Stock, other Options, or other property, or an Option may be canceled, forfeited, or surrendered;

      (e) Prescribe the form of each Option Agreement, which need not be identical for each Participant;

      (f) Decide all other matters that must be determined in connection with an Option;

      (g) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

      (h) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.


4.4 DECISIONS BINDING. The Committee's interpretation of the Plan, any Options granted under the Plan, any Option Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.


ARTICLE 5   SHARES SUBJECT TO THE PLAN


5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 9.1, the aggregate number of shares of Stock reserved and available for Options shall be 1,000,000; provided, however, that no more than 20% of the Shares of Stock available under the Plan may be awarded to Officers.


5.2 LAPSED OPTIONS. To the extent that an Option terminates, expires, or lapses for any reason, any shares of Stock subject to the Option will again be available for the grant of an Option under the Plan.


5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Option may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.




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ARTICLE 6   ELIGIBILITY AND PARTICIPATION


6.1   ELIGIBILITY.


      (a) GENERAL. Persons eligible to participate in the Plan include all employees of the Company or a Subsidiary, as determined by the Committee; provided, however, that the Plan is intended to be a broad-based plan and, therefore, no more than 20% of the total shares of Stock available under the Plan may be awarded to Officers.

      (b) FOREIGN EMPLOYEES. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 of the Plan.


6.2 PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Options will be granted.


ARTICLE 7   STOCK OPTIONS


7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

      (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee and set forth in the Option Agreement. It is the intention under the Plan that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant; provided, however, that the Committee may, in its discretion, grant Options with an exercise price of less than Fair Market Value on the date of grant.

      (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

      (c) LAPSE OF OPTION. An Option shall lapse under the following circumstances:

            (1) The Option shall lapse 10 years after it is granted, unless an earlier time is set in the Option Agreement.

            (2) The Option shall lapse three months after the Participant's termination of employment, if the termination of employment was attributable to (i) Disability, (ii) Retirement, or (iii) for any other reason, provided that the Committee has approved, in writing, the continuation of any Option outstanding on the date of the Participant's termination of employment.

            (3) If the Participant separates from employment other than as provided in paragraph (2), the Option shall lapse seven days following the Participant's termination of employment.

            (4) If the Participant dies before the Option lapses pursuant to paragraph (1), (2) or (3), above, the Option shall lapse, unless it is previously exercised, on the earlier of (i) the date on which the Option would have lapsed had the Participant lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged; or
      (ii) 12 months after the date of the Participant's death. Upon the Participant's death, any Options exercisable at the Participant's death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive the Option under the applicable laws of descent and distribution.

      (d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including broker assisted "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

      (e) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Option Agreement shall include such provisions as may be specified by the Committee.

ARTICLE 8   PROVISIONS APPLICABLE TO OPTIONS

8.1 STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.


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8.2   EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Option for a payment in cash, Stock, or another Option (subject to Section 8.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

8.3 TERM OF OPTION. The term of each Option shall be for the period as determined by the Committee.

8.4 FORM OF PAYMENT FOR OPTIONS. Subject to the terms of the Plan and any applicable law or Option Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant of an Option or at the time the restrictions on the Option lapse may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Options, other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

8.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Option shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

8.6 BENEFICIARIES. Notwithstanding Section 8.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Option upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Option Agreement applicable to the Participant, except to the extent the Plan and Option Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Option shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.


8.7 STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on with the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.


8.8 CHANGE OF CONTROL. If a Change of Control occurs, all outstanding Options shall become fully exercisable and all restrictions on outstanding Options shall lapse. Upon, or in anticipation of, such an event, the Committee may cause every Option outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Options during a period of time as the Committee, in its sole and absolute discretion, shall determine, except in the event that the surviving or resulting entity agrees to assume the Options on terms and conditions that substantially preserve the Participant's rights and benefits of the Option then outstanding.


ARTICLE 9   CHANGES IN CAPITAL STRUCTURE


9.1 GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Option shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Option the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Option.


ARTICLE 10  AMENDMENT, MODIFICATION AND TERMINATION


10.1 AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan.


10.2 OPTIONS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Participant.



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ARTICLE 11  GENERAL PROVISIONS

11.1 NO RIGHTS TO OPTIONS. No person shall have any right to be granted any Option under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees uniformly.

11.2 NO STOCKHOLDERS RIGHTS. No Option gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Option.

11.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

11.4 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

11.5 UNFUNDED STATUS OF OPTIONS. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Option, nothing contained in the Plan or any Option Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

11.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which the member may be a party or in which the member may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by the member in satisfaction of judgment in such action, suit, or proceeding against the member provided the member gives the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it on the member's behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

11.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

11.8 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

11.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11.10 FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down.

11.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be voidable as deemed advisable by the Committee.

11.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Options in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

11.13 GOVERNING LAW. The Plan and all Option Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

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IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized representative on this 28th day of September, 1999.


                                          INSIGHT ENTERPRISES, INC.


                                          By: /s/ Eric J. Crown
                                             ----------------------------

                                          Its: Chief Executive Officer
                                             ----------------------------



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